PREFERRED STOCK CANCELLATION AGREEMENT

This Preferred Stock Cancellation Agreement (the “Agreement”) is made by and between The Quercus Trust (the “Trust”) and Entech Solar, Inc. (the “Company”), a Delaware corporation, as of November 29, 2010 (the “Effective Date”).

RECITALS

Whereas, the Trust is a holder of 100 shares of Series I Preferred Stock of the Company, which gives the holder the right to appoint two directors to the Board of Directors of the Company;

Whereas, the Trust has requested that the Company and the Trust agree to cancel the Series I Preferred Stock;

Whereas, the Company has determined that it is in the best interests of the Company and its stockholders to enter into this Agreement.

AGREEMENT

Now, therefore, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties hereto agree as follows:

1.	Cancellation. The Trust has concurrently with the execution hereof delivered to Company the original certificate for the Series I Preferred Stock, which is hereby cancelled.

2.	Miscellaneous.

a.           Successors, Assigns and Transferees.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, legatees, successors and assigns.

b.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

c.           Counterparts.  This Agreement may be executed in one or more counterparts, by the original parties hereto and any successor in interest, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

d.           Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Preferred Stock Cancellation Agreement as of the date first above written.

Entech Solar, Inc.

By:           /s/ Shelley Hollingsworth__
Name:      Shelley Hollingsworth
Title:        Chief Financial Officer and Treasurer

The Quercus Trust

/s/ David Gelbaum
David Gelbaum, Trustee